Sub-Item 77Q1(e): Copies of Any New or Amended Investment
Advisory Contracts

Amended Annex A dated August 17, 2017 to the Management
Agreement dated April 30, 1997 between Registrant, Goldman Sachs
Asset Management, L.P. and Goldman Sachs Asset Management
International is incorporated herein by reference to Exhibit (d)(8) to Post-Effective Amendment No. 624 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on August 24, 2017 (Accession No. 0001193125-17-266933).